For more information:

Eric Miller

Intersections Inc.

703.488.6100

intxinvestorrelations@intersections.com

Intersections Inc. Reports Third Quarter 2008 Earnings

CHANTILLY, Va. – November 10, 2008 – Intersections Inc. (NASDAQ: INTX) today announced financial results for the quarter ended September 30, 2008. Revenue for the third quarter of 2008 was $93.4 million, compared to $71.4 million for the quarter ended September 30, 2007 and $94.2 million for the quarter ended June 30, 2008, an increase of 30.8 percent and a decrease of 0.8 percent, respectively. Net income for the quarter ended September 30, 2008 was $2.7 million, compared to $1.7 million for the quarter ended September 30, 2007 and $4.4 million for the quarter ended June 30, 2008. Diluted earnings per share (“EPS”) were $0.15 for the third quarter of 2008, compared to $0.10 for the third quarter of 2007 and $0.25 for the second quarter of 2008.

Michael Stanfield, CEO commented “We are weathering the storm of confusion and uncertainty in the financial community. While enrollments have fallen during the third and fourth quarters compared to the first half of the year, we continue to make progress in building a base of profitable customers in the endorsed marketplace and are pleased with the results in our continuing efforts to build a sound and profitable consumer direct business.”

Third Quarter 2008 Financial Highlights:

•

Total subscribers decreased to approximately 4.9 million as of September 30, 2008, compared to approximately 5.3 million subscribers as of December 31, 2007, as a result of the loss of the Discover wholesale subscriber base in the third quarter of 2008.

•

Total revenue for the third quarter of 2008 was $93.4 million including $7.8 million from the Background Screening segment and $1.8 million from the Other segment, compared to $71.4 million for the third quarter of 2007 including $7.7 million from the Background Screening segment and $1.1 million from the Other segment. Total revenue was $94.2 million for the second quarter of 2008 including $7.9 million from the Background Screening segment and $1.7 million from the Other segment.

•

Subscription revenue, net of marketing and commissions associated with subscription revenue, for the third quarter of 2008 was $49.2 million, compared to $39.4 million for the third quarter of 2007 and $51.0 million for the second quarter of 2008, an increase of 25.1 percent and a decrease of 3.4 percent, respectively. Subscription revenue, net of marketing and commissions associated with subscription revenue, is a non-GAAP financial measure that we believe is important to investors and one that we utilize in managing our business as subscription revenue normalizes the effect of changes in the mix of indirect and direct marketing arrangements.

•

Income before taxes and minority interest was $4.1 million for the third quarter of 2008, including a loss before taxes and minority interest of $1.4 million for the Background Screening segment and a loss of $723 thousand for the Other segment, compared to $2.7 million for the third quarter of 2007, which included a loss before taxes and minority interest of $1.2 million for the Background Screening segment and income before taxes and minority interest of $5 thousand for the Other segment. Income before taxes and minority interest was $7.0 million for the second quarter of 2008 which included a loss before taxes and minority interest of $548 thousand for the Background Screening segment and a loss of $490 thousand for the Other segment.

•

Net income was $2.7 million, or $0.15 per diluted share, for the quarter ended September 30, 2008, compared to $1.7 million, or $0.10 per diluted share, for the quarter ended September 30, 2007 and $4.4 million, or $0.25 per diluted share, for the quarter ended June 30, 2008.

•	Cash flow provided by operations for the quarter ended September 30, 2008, was approximately $1.9 million.

Nine Month Results:

•

Total revenue increased 40.5 percent to $273.5 million for the nine months ending September 30, 2008, including $22.6 million from the Background Screening segment and $5.2 million from the Other segment, from $194.7 million including $22.2 million from the Background Screening segment and $5.3 million from the Other segment, for the comparable period in 2007.

•

Subscription revenue, net of marketing and commissions associated with subscription revenue, increased 38.1 percent to $146.8 million for the nine months ending September 30, 2008, from $106.3 million for the comparable period in 2007.

•

Income before taxes and minority interest increased to $16.2 million for the nine months ending September 30, 2008, including a loss before taxes and minority interest of $3.4 million for the Background Screening segment and a loss of $1.8 million for the Other segment, compared to $4.9 million for the nine months ending September 30, 2007 which included a loss before taxes and minority interest of $3.1 million for the Background Screening segment and income before taxes and minority interest of $2.1 million for the Other segment.

•	Net income was $10.5 million, or $0.60 per diluted share, for the nine months ending September 30, 2008, compared to $3.5 million, or $0.20 per diluted share, for the comparable period in 2007.
•	Cash flow provided by operations for the nine months ending September 30, 2008 was approximately $25.2 million.
•

In the first quarter of 2008, we acquired membership agreements from Citibank, which is recorded as a customer related intangible asset, for approximately $30.2 million. In addition, we increased our long-term debt obligations by $27.6 million to finance the acquisition of Citibank membership agreements.

•	In the third quarter of 2008, we acquired a minority ownership in Guard ID, a privately held company in California, for approximately $3.3 million.

Intersections’ quarter ended September 30, 2008 results will be discussed in more detail on November 10, 2008 at 5:00 pm EDT via teleconference. We expect to provide updated guidance for the balance of 2008 and 2009 during the teleconference. A live audio webcast will be available on Intersections’ Web site at www.intersections.com. Participants are encouraged to go to the selected Web site at least 15 minutes in advance to register, download, and install any necessary audio software. This webcast will be archived and available for replay after the teleconference. Additionally, the call will be available for telephonic replay from 7:00 p.m. Monday, November 10, 2008 through 5:00 p.m. Thursday, November 13, 2008, at 888-286-8010, or if you are based internationally, at +1-617-801-6888 (Passcode: 70787571).

Statements in this press release relating to future plans, results, performance, expectations, achievements and the like are considered “forward-looking statements.” Those forward-looking statements involve known and unknown risks and are subject to change based on various factors and uncertainties that may cause actual results to differ materially from those expressed or implied by those statements, including without limitation the effect of new subscriber additions. Factors and uncertainties that may cause actual results to differ include but are not limited to the risks disclosed in the Company’s filings with the U.S. Securities and Exchange Commission. The Company undertakes no obligation to revise or update any forward-looking statements.

About Us

Intersections Inc. (NASDAQ: INTX) is a leading global provider of consumer and corporate identity risk management services. Its premier identity theft, privacy, and consumer solutions are designed to provide high value, revenue generating opportunities to its marketing partners, including leading financial institutions, Fortune 100 corporations and other businesses. Intersections also markets full identity theft protection solutions under its brand, IDENTITY GUARD®. Intersections’ consumer identity theft protection services actively safeguard more than 8 million consumers against identity theft.

To address the growing threat of corporate fraud, Intersections and its subsidiaries provide cutting edge identity risk management solutions including:

•

Pre-employment background screening, provided domestically through American Background Information Services, Inc., and internationally through Control Risks Screening Limited (London, United Kingdom) and Control Risks Screening PE (Singapore).

•	Corporate brand protection, provided by Net Enforcers, Inc.
•	Security breach remediation, provided by Intersections to enable companies to respond to security incidents and mitigate potential damage to their employees, customers, and corporate brands.
•	Software and data management, provided by Captira Analytical, LLC to assist the bail bond industry in managing workflow and data requirements.

Learn more at www.intersections.com

INTERSECTIONS INC.

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three Months Ended September 30,		Three Months Ended September 30,
	(in thousands, except per share data)

	2008	2007	2008	2007

Revenue	$93,415	$71,403	$273,521	$194,708
Operating expenses:
Marketing	12,776	9,390	38,573	25,325
Commissions	22,319	13,992	61,680	35,830
Cost of revenue	30,439	27,074	88,719	75,070
General and administrative	17,712	14,968	51,031	44,268
Depreciation	2,438	2,221	7,107	6,669
Amortization	2,739	911	8,132	2,336

Total operating expenses	88,423	68,556	255,242	189,498

Income from operations	4,992	2,847	18,279	5,210
Interest income	46	171	218	667
Interest expense	(537)	(304)	(1,722)	(968)
Other expense, net	(442)	(18)	(543)	(23)

Income before income taxes and minority interest	4,059	2,696	16,232	4,886

Income tax expense	(1,736)	(1,269)	(6,715)	(2,196)

Income before minority interest	2,323	1,427	9,517	2,690

Minority interest in net loss of Screening International, LLC	374	297	971	853

Net income	$2,697	$1,724	$10,488	$3,543

Net income per share – basic	$0.16	$0.10	$0.61	$0.21

Net income per share – diluted	$0.15	$0.10	$0.60	$0.20

Weighted average common shares outstanding – basic	17,296	17,156	17,244	17,086
Weighted average common shares outstanding – diluted	17,707	17,560	17,586	17,492

INTERSECTIONS INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30, 2008	December 31, 2007
	(in thousands)

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$16,344	$19,780
Short-term investments	4,955	-
Accounts receivable, net	25,991	25,471
Prepaid expenses and other current assets	5,608	6,217
Income tax receivable	1,449	4,329
Deferred subscription solicitation costs	26,742	21,912
Total current assets	81,089	77,709

PROPERTY AND EQUIPMENT – net	17,042	18,817
LONG-TERM INVESTMENT	3,327	-
GOODWILL	79,905	76,506
INTANGIBLE ASSETS – net	36,397	16,855
OTHER ASSETS	21,842	16,381
TOTAL ASSETS	$239,602	$206,268

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Note payable – current portion	$7,013	$3,346
Note payable to Control Risks Group Ltd	900	900
Capital leases – current portion	603	1,001
Accounts payable	8,668	10,647
Accrued expenses and other current liabilities	19,156	15,187
Accrued payroll and employee benefits	5,124	4,945
Commissions payable	829	2,413
Deferred revenue	4,914	2,886
Deferred tax liability – net, current portion	7,058	6,019
Total current liabilities	54,265	47,344

NOTE PAYABLE - less current portion	36,337	22,347
OBLIGATIONS UNDER CAPITAL LEASES – less current portion	250	699
OTHER LONG-TERM LIABILITIES	2,480	2,071
DEFERRED TAX LIABILITY – net, less current portion	8,733	8,935
TOTAL LIABILITIES	$102,065	$81,396

MINORITY INTEREST	9,067	10,024
STOCKHOLDERS’ EQUITY:

Common stock	184	182
Additional paid-in capital	102,613	99,706
Treasury stock	(9,516)	(9,516)
Retained earnings	34,845	24,357
Accumulated other comprehensive income-cash flow hedge relationship	208	-
Accumulated other comprehensive income-other	136	119
Total stockholders’ equity	128,470	114,848

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$239,602	$206,268

INTERSECTIONS INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited, in thousands)

	Nine Months Ended September 30,
	2008	2007

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$10,488	$3,543
Adjustments to reconcile net income to net cash provided by/(used in)
operating activities:
Depreciation	7,067	6,756
Amortization of intangible assets	8,132	2,336
Amortization of gain from sale leaseback	(29)	(72)
Loss on disposal of fixed assets	-	60
Amortization of debt issuance cost	76	57
Provision for doubtful accounts	145	19
Share based compensation	3,251	2,026
Amortization of deferred subscription solicitation costs	38,624	24,125
Minority interest in net loss of Screening International, LLC	(971)	(853)
Foreign currency transaction losses, net	293	29
Changes in assets and liabilities, net of businesses acquired:
Accounts receivable	(557)	(4,523)
Prepaid expenses and other current assets	609	(1,505)
Income tax receivable	2,880	1,296
Deferred subscription solicitation costs	(46,059)	(34,122)
Other assets	(1,479)	(6,585)
Accounts payable	(2,104)	2,605
Accrued expenses and other current liabilities	4,095	2,228
Accrued payroll and employee benefits	179	(2,473)
Commissions payable	(1,584)	872
Deferred revenue	2,028	(2,546)
Deferred income tax, net	(202)	(26)
Other long-term liabilities	334	2,273
Net cash provided by/(used in) operating activities	25,216	(4,480)

NET CASH (USED IN)/PROVIDED BY INVESTING ACTIVITIES:
(Purchase) sale of short term investments	(4,955)	10,453
Purchase of long-term investment	(3,327)	-
Cash paid in the acquisition of Intersections Insurance Services, Inc.	-	(5)
Cash paid in the acquisition of Net Enforcers, Inc., net of cash received	(867)	-
Cash paid in the acquisition of Hide N’ Seek, LLC, net of cash received	-	(936)
Cash paid in the acquisition of intangible membership agreements	(30,176)	-
Acquisition of property and equipment	(5,400)	(4,325)
Net cash (used in)/provided by investing activities	(44,725)	5,187

NET CASH PROVIDED BY/(USED IN) FINANCING ACTIVITIES:
Cash proceeds from stock options exercised	175	940
Tax benefit of stock options exercised	-	372
Withholding tax payment on vesting of restricted stock units	(517)	-
Borrowings under credit facility	32,611	450
Repurchase of treasury stock	-	(471)
Debt issuance costs	(132)	-
Repayments on note payable	(14,955)	(2,546)
Note receivable	-	(750)
Capital lease payments	(846)	(820)
Net cash provided by/(used in) financing activities	16,336	(2,825)
EFFECT OF EXCHANGE RATE ON CASH	(263)	71
DECREASE IN CASH AND CASH EQUIVALENTS	(3,436)	(2,047)
CASH AND CASH EQUIVALENTS—Beginning of period	19,780	15,580
CASH AND CASH EQUIVALENTS—End of period	$16,344	$13,533

INTERSECTIONS INC.

OTHER DATA

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	(in thousands)

	2008	2007	2008	2007

Subscribers at beginning of period	5,657	4,850	5,259	4,626
New subscribers – indirect	366	578	1,551	1,659
New subscribers – direct	659	472	1,774	1,331
Cancelled subscribers within first 90
days of subscription	(269)	(258)	(844)	(768)
Cancelled subscribers after first 90
days of subscription	(1,482)	(691)	(2,809)	(1,897)
Subscribers at end of period	4,931	4,951	4,931	4,951

Indirect subscribers	47.5%	63.1%	47.5%	63.1%
Direct subscribers	52.5	36.9	52.5	36.9
	100.0%	100.0%	100.0%	100.0%

*Cancellations within first 90 days of subscription	26.3%	24.6%	25.4%	25.7%
**Cancellations after first 90 days of subscription	40.4%	31.3%	40.4%	31.3%

***Overall retention	52.6%	60.5%	52.6%	60.5%

Percentage of revenue from indirect marketing
arrangements to total subscription revenue	20.2%	29.8%	23.5%	33.0%

Percentage of revenue from direct marketing
arrangements to total subscription revenue	79.8	70.2	76.5	67.0

Total subscription revenue	100.0%	100.0%	100.0%	100.0%

Total revenue	$93,415	$71,403	$273,521	$194,708
Revenue from transactional sales	(9,093)	(8,673)	(26,481)	(27,229)
Revenue from lost/stolen credit card registry	(9)	(7)	(27)	(37)
Subscription revenue	84,313	62,723	247,013	167,442

Marketing and commissions	35,095	23,382	100,253	61,155
Commissions paid on transactional sales	(1)	(2)	(4)	(11)
Commissions paid on lost/stolen credit card registry	(15)	(10)	(37)	(25)
Marketing and commissions associated with
subscription revenue	35,079	23,370	100,212	61,119

Subscription revenue, net of marketing and commissions associated with subscription revenue	$49,234	$39,353	$146,801	$106,323

* Percentage of cancellation within the first 90 days to new subscribers

** Percentage of the number of subscribers at the beginning of the period plus new subscribers during the period less cancellations within the first 90 days

*** On a rolling 12 month basis by taking subscribers at the end of the period divided by the sum of the subscribers at the beginning of the period plus additions for the period

INTERSECTIONS INC.

OTHER DATA, continued

(Unaudited)

Intersections Inc.

Reconciliation of Non-GAAP Financial Measures

(dollars in thousands, except for per subscriber information)

The table below includes financial information prepared in accordance with accounting principles generally accepted in the United States, or GAAP, as well as other financial measures referred to as non-GAAP financial measures. Consolidated EBITDA before share based compensation is presented in a manner consistent with the way management evaluates operating results and which management believes is useful to investors and others. An explanation regarding the company’s use of non-GAAP financial measures and a reconciliation of non-GAAP financial measures used by the company to GAAP measures is provided below. These non-GAAP financial measures should be considered in addition to, but not as a substitute for, net income and the other information prepared in accordance with GAAP, and may not be comparable to similarly titled measures reported by other companies.

(1) Consolidated EBITDA before share based compensation, represents consolidated income before income taxes plus non-cash share based compensation, depreciation and amortization, interest income (expense), and other income (expense). We believe that the consolidated EBITDA before share based compensation calculation provides useful information to investors because they are indicators of our operating performance. Consolidated EBITDA before share based compensation is commonly used as a basis for investors and analysts to evaluate and compare the periodic and future operating performance and value of companies within our industry. Our Board of Directors and Management use consolidated EBITDA before share based compensation to evaluate the operating performance of the company and to make compensation and bonus determinations, and our lenders use consolidated EBITDA before share based compensation as a measure of our ability to make interest payments and to comply with our debt covenants.

INTERSECTIONS INC.

OTHER DATA, continued

(Unaudited)

The following table reconciles consolidated income before income taxes to consolidated EBITDA before share based compensation, as defined for the previous seven quarters and nine months year-to-date through September 30, 2007 and September 30, 2008. In managing our business, we analyze our performance quarterly on a consolidated income before income tax basis.

	2007				2007
	For the Three Months Ended				For the Three Months Ended

	March 31	June 30	September 30	December 31	March 31	June 30	September 30

Reconciliation from consolidated income before income taxes to consolidated EBITDA before share based compensation

Consolidated income before income taxes	$457	$1,733	$2,696	$4,859	$5,124	$7,049	$4,059

Share based compensation	552	737	737	689	1,031	1,093	1,127

Depreciation	2,147	2,301	2,221	2,411	2,341	2,328	2,438

Amortization	586	839	911	1,010	2,489	2,904	2,739

Interest expense, net	51	117	133	280	467	546	491

Other expense/(income), net	43	(38)	18	(1,162)	18	83	442
Consolidated EBITDA before share based compensation (1)	$3,836	$5,689	$6,716	$8,087	$11,470	$14,003	$11,296

	For the Nine Months Ended September 30,

	2007	2008

Reconciliation from consolidated income before income taxes to consolidated EBITDA before share based compensation

Consolidated income before income taxes	$4,886	$16,232

Share based compensation	2,026	3,251

Depreciation	6,669	7,107

Amortization	2,336	8,132

Interest expense, net	301	1,504

Other expense, net	23	543
Consolidated EBITDA before share based compensation (1)	$16,241	$36,769

INTERSECTIONS INC.

OTHER DATA, continued

(Unaudited)

(2) Net amortization and share based compensation per share is not a measurement under GAAP, may not be similar to net amortization and share based compensation per share measures of other companies and should be considered in addition to, but not as a substitute for, the information contained in our statement of operations. We believe that net amortization and share based compensation per share provides useful information to investors because it is an indicator of operating performance since it excludes items that are not directly attributable to ongoing business operations, as well as a non-cash share based compensation expense that we are required to record under Statement of Financial Accounting Standards No. 123 (Revised 2004), “Share-Based Payment.” We believe our net amortization and share based compensation per share calculations are commonly used as some of the bases for investors, analysts and credit rating agencies to evaluate and compare the periodic and future operating performance and value of companies.

The following table provides the consolidated Net Amortization and Share Based Compensation per Share amount:

	2007				2007

	For the Three Months Ended				For the Three Months Ended
	March 31	June 30	September 30	December 31	March 31	June 30	September 30

Net amortization and share based compensation per share

Amortization	$586	$839	$911	$1,010	$2,489	$2,904	$2,739

Share based compensation	552	737	737	689	1,031	1,093	1,127

Subtotal	1,138	1,576	1,648	1,699	3,520	3,997	3,866

Tax effect at 40%	(455)	(630)	(659)	(680)	(1,408)	(1,599)	(1,546)
Net amortization and share based compensation	683	946	989	1,019	2,112	2,398	2,320

Diluted shares	17,400	17,558	17,560	17,544	17,475	17,608	17,707
Net amortization and share based compensation per share (2)	$0.04	$0.05	$0.06	$0.06	$0.12	$0.14	$0.13

INTERSECTIONS INC.

OTHER DATA, continued

(Unaudited)

	For the Nine Months Ended September 30,

	2007	2008

Net amortization and share based compensation per share

Amortization	$2,336	$8,132
Share based compensation	2,026	3,251
Subtotal	4,362	11,383
Tax effect at 40%	(1,745)	(4,553)
Net amortization and share based compensation	2,617	6,830
Diluted shares	17,492	17,586
Net amortization and share based compensation per share (2)	$0.15	$0.39

The following table provides components of Intersections’ Consumer Products and Services (CPS) segment on a per ending subscriber per quarter basis. In the nine months ended September 30, 2008, we changed our segment reporting by realigning a portion of the Consumer Products and Services segment into the Other segment. The Other segment now contains services from our relationship with a third party that administers referrals for identity theft to major banking institutions and breach services previously accounted for in the Consumer Products and Services segment. The modification to the business segments was determined based on how our senior management analyzed, evaluated, and operated our global operations beginning in the three months ended June 30, 2008.

INTERSECTIONS INC.

OTHER DATA, continued

(Unaudited)

	2007				2008

	For the Three Months Ended				For the Three Months Ended

	March 31	June 30	September 30	December 31	March 31	June 30	September 30

Per ending subscriber per quarter

Revenue	$10.50	$11.43	$12.63	$13.06	$13.95	$14.95	$16.99

Cost of revenue	3.94	4.01	4.42	4.14	4.32	4.37	5.08

Gross margin (4)(A)	6.57	7.43	8.21	8.91	9.63	10.58	11.91

Marketing	1.70	1.64	1.90	2.08	2.20	2.40	2.59

Commissions	2.03	2.49	2.80	3.17	3.31	3.67	4.50
Revenue less marketing and commissions (4)(B)	6.77	7.31	7.94	7.80	8.44	8.88	9.90

General and administrative	2.31	2.28	2.15	2.08	2.01	2.15	2.52

Share based compensation	(0.12)	(0.15)	(0.15)	(0.13)	(0.19)	(0.19)	(0.23)
EBITDA before share based compensation (4)(C)	0.64	1.18	1.51	1.72	2.30	2.54	2.52

Intersections Inc.

Reconciliation of Non-GAAP Financial Measures

(dollars in thousands, except for per subscriber information)

The table above includes financial information prepared in accordance with accounting principles generally accepted in the United States, or GAAP, as well as other financial measures referred to as non-GAAP financial measures. CPS EBITDA before share based compensation, CPS Gross margin per ending subscriber, CPS Revenue less marketing and commissions per ending subscriber and CPS EBITDA before share based compensation per ending subscriber are non-GAAP financial measures that are presented in a manner consistent with the way management evaluates operating results, and which management believes is useful to investors and others. An explanation regarding the company’s use of non-GAAP financial measures and a reconciliation of non-GAAP financial measures used by the company to GAAP measures is provided below. These non-GAAP financial measures should be considered in addition to, but not as a substitute for, net income and the other information prepared in accordance with GAAP, and may not be comparable to similarly titled measures reported by other companies.

(3) CPS earnings before interest, tax, depreciation and amortization, or EBITDA before share based compensation, represents income before income taxes plus non-cash share based compensation, depreciation and amortization, interest income (expense), and other income (expense) for the CPS segment.

INTERSECTIONS INC.

OTHER DATA, continued

(Unaudited)

We believe that the EBITDA before share based compensation calculation provides useful information to investors because they are indicators of our operating performance. EBITDA before share based compensation is commonly used as a basis for investors and analysts to evaluate and compare the periodic and future operating performance and value of companies within our industry. Our Board of Directors and Management use EBITDA before share based compensation to evaluate the operating performance of the CPS segment and to make compensation and bonus determinations, and our lenders use EBITDA before share based compensation as a measure of our ability to make interest payments and to comply with our debt covenants.

The following table reconciles CPS income before income taxes to EBITDA before share based compensation, as defined for the previous seven quarters and nine months year-to-date through September 30, 2007 and September 30, 2008. In managing our business, we analyze the performance of our segments quarterly on an income before income tax basis.

INTERSECTIONS INC.

OTHER DATA, continued

(Unaudited)

	2007				2008

	For the Three Months Ended				For the Three Months Ended

	March 31	June 30	September 30	December 31	March 31	June 30	September 30

CPS reconciliation from income before income taxes to EBITDA before share based compensation

CPS income before income taxes	$(60)	$2,120	$3,875	$6,427	$7,118	$8,087	$6,149

Share based compensation	552	737	737	689	1,031	1,093	1,127

Depreciation	1,954	2,079	1,982	2,129	2,098	2,087	2,190

Amortization	460	714	713	713	2,065	2,512	2,363

Interest expense, net	60	121	136	257	451	528	473

Other expense/(income), net	41	(65)	18	(1,194)	27	78	145
EBITDA before share based compensation (3)	$3,007	$5,706	$7,461	$9,021	$12,790	$14,385	$12,447

	For the Nine Months Ended September 30,

	2007	2008

CPS reconciliation from income before income taxes to EBITDA before share based compensation

CPS income before income taxes	$5,935	$21,354

Share based compensation	2,026	3,251

Depreciation	6,015	6,375

Amortization	1,887	6,940

Interest expense, net	317	1,452

Other (income)/expense, net	(6)	250
EBITDA before share based compensation (3)	$16,174	$39,622

INTERSECTIONS INC.

OTHER DATA, continued

(Unaudited)

(4) A. CPS gross margin per ending subscriber represents CPS revenue less cost of revenue divided by the ending number of subscribers. We believe this measure is important to investors because it demonstrates our profitability trend on a per subscriber basis and is one that we use in managing our CPS business because it demonstrates our profitability trend on a per subscriber basis. B. CPS Revenue less marketing and commissions per ending subscriber represents CPS revenue less marketing and commissions divided by the ending number of subscribers. We believe this measure is important to investors and is one that we use in managing our CPS business because it normalizes the effect of changes in the mix of direct and indirect marketing arrangements and it demonstrates our profitability trend on a per subscriber basis. C. CPS EBITDA before share based compensation per ending subscriber represents CPS EBITDA before share based compensation (defined in section (1) above) divided by the ending number of subscribers. We believe this measure is important to investors because it demonstrates our profitability trend on a per subscriber basis and is one that we use in managing our CPS business because it demonstrates our profitability trend on a per subscriber basis.

	2007				2008
	For the Three Months Ended				For the Three Months Ended

	March 31	June 30	September 30	December 31	March 31	June 30	September 30

A. CPS gross margin per ending subscriber

Revenue	$49,229	$55,451	$62,548	$68,680	$77,433	$84,572	$83,787

Cost of revenue	(18,462)	(19,426)	(21,904)	(21,796)	(23,979)	(24,743)	(25,048)

Gross margin	30,767	36,025	40,644	46,884	53,454	59,829	58,739

Ending subscribers	4,686	4,850	4,950	5,259	5,551	5,657	4,931
CPS gross margin per ending subscriber	6.57	7.43	8.21	8.91	9.63	10.58	11.91

B. CPS revenue less marketing and commissions per ending subscriber

Revenue	$49,229	$55,451	$62,548	$68,680	$77,433	$84,572	$83,787

Marketing	(7,984)	(7,951)	(9,390)	(10,960)	(12,194)	(13,604)	(12,776)

Commissions	(9,501)	(12,062)	(13,872)	(16,675)	(18,365)	(20,755)	(22,199)

Revenue less marketing and commissions	31,744	35,438	39,286	41,045	46,874	50,213	48,812

Ending subscribers	4,686	4,850	4,950	5,259	5,551	5,657	4,931
CPS revenue less marketing and commissions per ending subscriber	6.77	7.31	7.94	7.80	8.44	8.88	9.90

C. CPS EBITDA before share based compensation per ending subscriber

EBITDA before share based compensation	$$3,007	$5,706	$7,461	$9,021	$12,790	$14,385	$12,447

Ending subscribers	4,686	4,850	4,950	5,259	5,551	5,657	4,931
CPS EBITDA before share based compensation per ending subscriber	0.64	1.18	1.51	1.72	2.30	2.54	2.52

INTERSECTIONS INC.

OTHER DATA, continued

(Unaudited)

	For the Nine Months Ended September 30

	2007	2008

A. CPS gross margin per ending subscriber

Revenue	$167,228	$245,792

Cost of revenue	(59,792)	(73,770)

Gross margin	107,436	172,022

Ending subscribers	4,950	4,931

CPS gross margin per ending subscriber	21.70	34.89

B. CPS revenue less marketing and commissions per ending subscriber

Revenue	$167,228	$245,792

Marketing	(25,325)	(38,574)

Commissions	(35,435)	(61,319)

Revenue less marketing and commissions	106,468	145,899

Ending subscribers	4,950	4,931

CPS revenue less marketing and commissions per ending subscriber	21.51	29.59

C. CPS EBITDA before share based compensation per ending subscriber

EBITDA before share based compensation	$16,174	$39,622

Ending subscribers	4,950	4,931

CPS EBITDA before share based compensation per ending subscriber	3.27	8.04

For the reconciliation of certain non-GAAP measures visit our website at www.intersections.com.

Contact:

Intersections Inc.

Eric Miller

(703) 488-6100

intxinvestorrelations@intersections.com